Exhibit 10.2

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Principal Amount: $605,000.00	Issue Date: August 22, 2022

SOLLENSYS CORP.

PROMISSORY NOTE

Holder: Celerit Corporation, an Arkansas corporation

FOR VALUE RECEIVED, pursuant to the terms and conditions of this Promissory Note (this “Note”), Sollensys Corp., a Nevada corporation (the “Company”), hereby promises to pay to the order of the holder named above, or registered assigns (the “Holder”), on September 30, 2022 (the “Maturity Date”), the principal amount as set forth above (the “Principal Amount”) and any accrued and unpaid interest hereunder (collectively, the “Indebtedness”). The Company and the Holder may be referred to herein individually as a “Party” and collectively as the “Parties”.

This Note is entered into pursuant to a Rescission, Termination and Release Agreement (the “Agreement”), dated as of the Issue Date, by and among (i) the Company; (ii) SCARE Holdings, LLC, a Delaware limited liability company; (iii) the Holder; (iv) Celerit Solutions Corporation, an Arkansas corporation; (v) Terry Rothwell; (vi) Ron Harmon; and (vii) CRE Holdings, LLC, an Arkansas limited liability company, and is subject to the terms and conditions thereof. This Note will rank senior in right of payment to the Company’s capital stock. This Note is not a certificate of deposit or similar obligation of, and is not guaranteed or insured by, any depository institution, the Federal Deposit Insurance Corporation, the Securities Investor Protection Corporation or any other governmental or private fund or entity.

The following terms shall apply to this Note:

Section 1. Additional Definitions. Defined terms used herein without definition have the meanings given them in the Agreement.

Section 2. Interest; Payment and Prepayment.

(a) No payments of the Indebtedness or any portion thereof shall be required on or prior to the Maturity Date other than as specifically set forth herein.

(b) Interest on the Principal Amount shall accrue on a simple interest, non-compounded basis, at the rate of 7% per annum, and shall be added to the Principal Amount on the Maturity Date or such earlier date as the Indebtedness may be paid hereunder pursuant to the terms herein and continue to accrue on the outstanding balance hereof until all amounts hereunder are paid in full.

(c) All Indebtedness shall be due and payable on the Maturity Date.

(d) Notwithstanding anything herein to the contrary, the Company may prepay all or any portion of the Indebtedness at any time.

Section 3. Events of Default.

(a) The Holder may elect to declare an “Event of Default” if any of the following conditions or events shall occur and be continuing:

(i)	the Company fails to pay the then-outstanding Indebtedness on any date any such amounts become due and payable, and any such failure is not cured within three Business Days of written notice thereof by Holder;

(ii)	the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator; (ii) make a general assignment for the benefit of the Company’s creditors; or (iii) commence a voluntary case under the U.S. Bankruptcy Code as now and hereafter in effect, or any successor statute; or

(iii)	a proceeding or case shall be commenced, without the application or consent of the Company, in any court of competent jurisdiction, seeking (1) liquidation, reorganization or other relief with respect to it or its assets or the composition or readjustment of its debts, or (2) the appointment of a trustee, receiver, custodian, liquidator or the like of any substantial part of its assets, and, in each case, such proceedings or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days, if in the United States, or 90 days, if outside of the United States; or an order for relief against the Company shall be entered in an involuntary case under any bankruptcy, insolvency, composition, readjustment of debt, liquidation of assets or similar Law of any jurisdiction.

(b) Consequences of Events of Default. If an Event of Default has occurred and is continuing the Holder hereof may, at its option, declare the entire Indebtedness immediately due and payable, without notice, protest, notice of protest, demand or presentment, all of which are hereby waived. Failure to exercise this option shall not constitute a waiver in the event of any subsequent default. The Holder hereof shall in all cases also have the right to exercise any and all other remedies available to the Holder hereof under this Note, the Agreement, any and all other instruments evidencing this Note, at law, or in equity. The Company, and all endorsers, accommodation parties, sureties, guarantors, and all other persons now or hereafter liable hereon, waive presentment and demand for payment hereunder.

Section 4. Transfers to Comply with the Agreement. This Note may not be sold or transferred other than in compliance with the Agreement, this Note and all applicable securities laws.

Section 5. Miscellaneous.

(a) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay principal, interest and damages, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.

(b) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of this Note, and of the ownership hereof reasonably satisfactory to the Company.

(c) Next Business Day. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(d) Notices. Any notice or other communications required or permitted hereunder shall be in writing and shall be given in accordance with the provisions of the Agreement.

(e) Currency. All dollar amounts are in U.S. dollars.

(f) Governing Law. This Note shall be governed by, enforced, and construed under and in accordance with the Laws of Arkansas, without giving effect to principles of conflicts of law thereunder. Subject to Section 5(h), venue for all matters arising hereunder and for enforcement shall be exclusively in the State of Florida and United States Courts located in Brevard County, Florida (the “Selected Courts”) and each of the Parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Note shall be brought exclusively in the Selected Courts. By execution and delivery of this Note, each Party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such Party may now or hereafter have to object to such jurisdiction.

(g) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS NOTE IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS NOTE, OR THE CONTEMPLATED TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 5(g).

(h) Dispute Resolution. Any disputes hereunder shall be settled in accordance with the provisions of Section 6.02 (and other applicable provisions) of the Agreement.

(i) Lawful Charge. Notwithstanding anything to the contrary herein, Holder and the Company each expressly agree that it is the mutual intent of Holder and the Company that the Company will not pay or be obligated to pay, and the Holder will not receive or be entitled to receive, in connection with this Note, as interest and/or charges in the nature of interest, more than the maximum amount permitted by applicable interest rate laws (the “Lawful Charge”). The Company understands and agrees that “applicable interest rate laws” include Federal laws specifically including, without limitation, section 731 of the Gramm-Leach-Bliley Act (12 U.S.C. §1831u(f)). The Company and Holder therefore further agree that prior to final payment of the amounts due hereunder, at the specified Maturity Date or at any earlier maturity arising out of a default and the election by the Holder hereof to accelerate the Maturity Date as a result of such default or at any earlier payment date to which the Holder hereof has consented, the Lawful Charge will be carefully calculated and if, for any reason, the Lawful Charge has been exceeded, then the Holder hereof will be obligated to apply the amount of any excess as a payment in reduction of the principal amount or to refund such excess to the Company or to take such other steps as may be appropriate to ensure that the Lawful Charge is not exceeded. All sums paid or agreed to be paid to the Holder of this Note for the use, forbearance or detention of monies shall be, to the extent permitted by applicable law, amortized, prorated, allocated and spread through the entire term of this Note. The provisions of this paragraph shall control all existing and future agreements between the Company and Holder.

(j) Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Note were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

(k) Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Note or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

(l) Third-Party Beneficiaries. This contract is strictly between the Parties and, except as specifically provided, no director, officer, stockholder (other than the Shareholder), employee, agent, independent contractor or any other Person shall be deemed to be a third-party beneficiary of this Note.

(m) Expenses and Taxes. Other than as specifically set forth herein, whether or not the Transactions are consummated, each of the Parties will bear their own respective expenses, including without limitation the fees and expenses of its legal, accounting and financial advisors, incurred in connection with the Transactions. Each Party shall be responsible for any and all Taxes imposed on or payable by such Party as a result of the Transactions.

(n) Entire Agreement. This Note, the Agreement and the other Transaction Documents represent the entire agreement between the Parties relating to the subject matter thereof and supersede all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions herein be consummated as originally contemplated to the greatest extent possible.

(o) Amendment or Waiver. Other than as specifically set forth herein, every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. This Note may by amended only by a writing signed by both Parties.

(p) Successors and Assigns. This Note shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Party. No assignment shall relieve the assigning Party of any of its obligations hereunder.

(q) Counterparts. This Note may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. A signed copy of this Note delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Note.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Note as of the Issue Date.

Sollensys Corp.

By:	/s/ Donald Beavers
Name:	Donald Beavers
Title:	Chief Executive Officer

Agreed and accepted:

Celerit Corporation

By:	/s/ Terry Rothwell
Name:	Terry Rothwell
Title:	Chief Executive Officer